Woodward Announces Dividend Increase

FORT COLLINS, CO -- 01/24/2007 -- Woodward Governor Company (NASDAQ: WGOV) announced today that its Board of Directors has approved an increase in the quarterly cash dividend from $0.10 to $0.11 per share, beginning with the March 1, 2007 dividend payment. This increase raises the indicated annual dividend rate to $0.44, an increase of 10 percent.

"Our more than 65-year history of paying dividends represents the consistent value that Woodward offers to our shareholders," said Thomas A. Gendron, Woodward's president and chief executive officer. "This increase is an indication of the company's financial strength and solid growth potential."

About Woodward

Woodward is the world's largest independent designer, manufacturer, and service provider of energy control solutions for aircraft engines, industrial engines and turbines, and power generation and mobile industrial equipment. The company's innovative control, fuel delivery, and combustion systems help customers worldwide operate cleaner, more reliable, and cost effective equipment. Woodward is headquartered in Fort Collins, Colorado, and serves global power generation, transportation, process industries, and aerospace markets from locations worldwide. Visit our website at www.woodward.com.

The statements in this release concerning the company's future sales, earnings, business performance, prospects, and the economy in general reflect current expectations and are forward-looking statements that involve risks and uncertainties. Actual results could differ materially from projections or any other forward-looking statement and we have no obligation to update our forward-looking statements. Factors that could affect performance and could cause actual results to differ materially from projections and forward-looking statements are described in Woodward's Annual Report and Form 10-K for the year ended September 30, 2006 and Form 10-Q for the quarter ended December 31, 2006. Woodward's Form 10-Q for the quarter ended December 31, 2006 will be issued by mid-February 2007.

Woodward Governor Company
1000 East Drake Road
Fort Collins, Colorado 80525, USA
Tel: 970-482-5811
Fax: 970-498-3058

CONTACT:
Rose Briani-Burden
Business Communications
815-639-6282